Exhibit 99.2

AMENDMENT OF LEASE

This AMENDMENT OF LEASE (this “Agreement”) is made as of the 19th day of July, 2013, by and between WENDCHARLES I, LLC, a South Carolina limited liability company with offices at 27 Central Avenue, Cortland, New York 13045 (“Tenant”) and DIVALL INSURED INCOME PROPERTIES 2 LIMITED PARTNERSHIP, a limited partnership with offices at c/o the Provo Group, 1100 Main Street, Suite 1830, Kansas City, Missouri 64105 (“Landlord”).

WHEREAS, Landlord and Wensouth Corporation, as tenant (“Wensouth”), entered into that certain Restaurant Absolutely Net Lease dated January 30, 1989, for the premises located at 361 Highway 17 Bypass, Mt. Pleasant, South Carolina (the “Original Lease”), a copy of which Lease is attached hereto as Exhibit “A” and is incorporated herein and made a part hereof by this reference; and

WHEREAS, the Original Lease was subsequently assigned from Wensouth to Wensouth Orlando, Ltd. (“Orlando”);

WHEREAS, the Original Lease was subsequently assigned from Orlando to Wencoast Restaurants, Inc. (“Wencoast”);

WHEREAS, Landlord and Wencoast amended the terms of the Original Lease pursuant to the terms of that certain Amendment of Lease Agreement dated November 9, 2000;

WHEREAS, pursuant to the terms of that certain Assignment and Assumption of Lease dated September 4, 2008 by and between Wencoast and Tenant, Wencoast assigned to Tenant, and Tenant assumed from Wencoast, all of Assignor’s right, interest and obligation under the Original Lease (as amended); and

WHEREAS, Landlord and Tenant amended the terms of the Original Lease (as previously amended), pursuant to the terms of that certain Amendment of Lease dated September 4, 2008;

WHEREAS, in connection with the settlement of a condemnation proceeding filed in the Ninth Judicial Circuit of Charleston County as Case No, 2011-CP-10-7413 (the “Condemnation Proceeding”), pursuant to which the County of Charleston, South Carolina sought to condemn a portion of the leased Premises, Landlord and Tenant desire to amend certain provisions of the Original Lease (as previously amended), on the terms and subject to the conditions set forth herein, such amendment to be effective as of August 1, 2013 (the “Effective Date”). The Original Lease, as previously amended and as amended hereby, may be referred to as the “Lease”.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements contained herein, Tenant and Landlord hereby agree as follows:

1. Tenant hereby exercises the first option under Section 1.10 of the Lease and the first Extension Term shall commence on November 7, 2021 and end on November 6, 2026. Landlord hereby accepts such exercise and acknowledges that Tenant still has one remaining option under Section 1.10 of the Lease.

2. Tenant and Landlord hereby agree that Section 1.7 of the Lease and the related Exhibit A are hereby deleted in their entirety and the following substituted in lieu thereof:

1.7 Premises Legal Description: See Exhibit B attached hereto.

3. Tenant and Landlord hereby agree that Section 1.12 of the Lease is hereby deleted in its entirety and the following substituted in lieu thereof:

1.12 The Base Monthly Rent for the remainder of the Original Lease Term beginning on the Effective Date and ending November 6, 2021 shall be $4,611.09. The Base Monthly Rent for the first Extension Term beginning November 7, 2021 and ending November 6, 2026 shall be $6,440. The Base Monthly Rent for the second Extension Term, if exercised, shall be $6,440.

4. The Landlord and Tenant hereby acknowledge and agree that this Amendment, together with that certain Release dated July 19, 2013 relating to the Condemnation Proceeding, settle all claims relating to the apportionment of the Condemnation award and Article X of the Lease shall be deemed satisfied with respect to such Condemnation Proceeding.

5. In the event of any conflict between any of the provisions of this Agreement and the Lease, the provisions of this Agreement shall control.

6. This Agreement shall not be modified, changed or altered in any respect, except in writing executed in the same manner as this Agreement by the parties hereto.

7. Except as specifically amended herein, the Lease shall remain unchanged and unmodified and in full force and effect.

8. This Agreement shall be governed by and construed in accordance with the laws of the state of South Carolina.

9. Capitalized terms not defined herein shall have the meanings therefor set forth in the Lease.

[signatures on following page]

IN WITNESS WHEREOF, this Agreement has been duly signed by Landlord and Tenant as of the date first written above.

TENANT:

WENDCHARLES I, LLC

By:	/s/ Lewis E. Topper
Lewis E. Topper, Manager

By:	/s/ Jeffrey J. Coghlan
Jeffrey J. Coghlan, Manager

LANDLORD:

DIVALL INSURED INCOME PROPERTIES 2 LIMITED PARTNERSHIP

By: The Provo Group, its General Partner

By:	/s/ Bruce A. Provo
Bruce A. Provo, President

EXHIBIT A

[a copy of the Lease follows this page]

EXHIBIT B

Legal Description of Premises

All that piece, parcel or tract of land, situate, lying and being in the Town of Mt. Pleasant, County of Charleston, State of South Carolina, shown and designated as “Tract A. 1.02 ACRES” on a plat entitled: “PLAT OF TRACTS A, B, AND C, AND A 1.15 ACRE TRACT, A 2.00 ACRE TRACT, AND A 52.21 ACRE TRACT WEST OF HOUSTON NORTHCUTT BLVD., TOWN OF MT. PLEASANT, CHARLESTON COUNTY, S.C.” made by E.M. Seabrook Jr., Inc., January 27, 1984, recorded February 15, 1984, in Plat Book AZ, Page 66, Charleston County. Said tract having such shape, size, dimensions, buttings and boundings as will by reference to said plat more fully appear.

ALSO ALL that piece, parcel or tract of land being within the right-of-way of the frontage road located to the south of Tract A, and shown on a copy of the plat attached previous owner policy #AZ 323782 and being shown within “O-M-N-S-T-U-V-W-X-R-Q-P-O” on said plat.

LESS

All that parcel or strip of land, in fee simple, containing 5,277.61 square feet of land, more or less and all improvements thereon, if any, owned by Divall Insured Income Properties 2 Limited Partnership, shown as the “Area of Acquisition” on Exhibit A to the Condemnation Notice and Tender of Payment filed by the county of Charleston with respect to that certain condemnation proceeding in the Ninth Judicial Circuit of Charleston County, between approximate survey stations 51 0+00 and 515+00 left of East Frontage Road of Johnnie Dodds Boulevard; also between approximate survey stations 33+00 and 36+00 right of Houston Northcutt Boulevard.

Tax Map Parcel Number 517-00-00-057